Exhibit 3.2

FOURTH AMENDED AND RESTATED BYLAWS OF
INDEPENDENT BANK GROUP, INC.
Article I.
OFFICES
Section 1.    Registered Office. The registered office of Independent Bank Group, Inc. (the “Corporation”) shall be located in the City of McKinney, County of Collin, State of Texas.
Section 2.    Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may be required by law, at such other place or places, either within or without the State of Texas, as the board of directors of the Corporation (the “Board of Directors” or “Board”) may from time to time determine or as the business of the Corporation may require.
Article II.
MEETINGS OF SHAREHOLDERS
Section 1.    Place of Meetings. All annual meetings of the shareholders of the Corporation shall be held at the offices of the Corporation, or at such other place, within or without the State of Texas, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders of the Corporation may be held at such place, within or without the State of Texas, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.    Annual Meetings. Annual meetings of the shareholders of the Corporation shall be held annually on such date and at such time and place as shall be designated from time to time by the Board of Directors, at which the shareholders of the Corporation shall elect the class of the Board of Directors then up for election and transact such other business as may properly be brought before the meeting.
Section 3.    Business at Annual Meetings. At an annual meeting of shareholders of the Corporation, only such business (including the nomination of directors) shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, business must (i) be specified in the notice of meeting (or in any supplement) given by or at the direction of the Board of Directors, (ii) be otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) satisfy the notice requirements set forth below in this Article II and otherwise be properly brought before the meeting by a shareholder.
Section 4.    Shareholder Nominations and Proposals. A notice of a shareholder to make a nomination of a person for election as a director of the Corporation or to bring any other matter before a meeting shall be made in writing and received by the Secretary of the Corporation (i) in the event of an annual meeting of shareholders, not more than one hundred twenty (120) days and not less than ninety (90) days in advance of the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called on a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in

IBG Fourth Amended and Restated Bylaws    1

order to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; or (ii) in the event of a special meeting of shareholders, such notice shall be received by the Secretary of the Corporation not later than the close of business on the fifteenth (15th) day following the day on which notice of the meeting is first mailed to shareholders or public disclosure of the date of the special meeting was made, whichever first occurs.
Every such notice by a shareholder shall set forth:
(i)    the name and residence address of the shareholder of the Corporation who intends to make a nomination or proposal and the name and residence address of the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made, and the name and residence address of their respective affiliates or associates or others acting in concert therewith;
(ii)    a representation that the shareholder is a holder of the Corporation's voting stock (indicating the class and number of shares owned) by such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith) and a description of, as applicable, (A) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of stock of the Corporation or with a value derived in whole or in part from the value of any class or series of stock of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of stock of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of stock of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of stock of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (B) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has any right to vote any class or series of stock of the Corporation, (C) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the

IBG Fourth Amended and Restated Bylaws    2

voting power of, such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the stock of the Corporation (any of the foregoing, a “Short Interest”), (D) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (F) any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (G) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith and (H) any direct or indirect interest of such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
(iii)    a representation that the shareholder intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice ;
(iv)    with respect to an intent to make a nomination for the election of a person as a director of the Corporation, a description of all direct and indirect compensation and other monetary agreements, arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
(v)    with respect to the notice of an intent to make a nomination, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the Corporation; and
(vi)    with respect to the notice of an intent to bring up any other matter, (A) a description of the matter, the reasons for bringing such a matter at the meeting, and any material interest of the shareholder in the matter, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes

IBG Fourth Amended and Restated Bylaws    3

a proposal to amend these Bylaws, the text of the proposed amendment), and (C) a description of all agreements, arrangements and understandings between the shareholder and any other person or persons in connection with the proposal of such business by such shareholder
Notice of intent to make a nomination of a person for election as a director of the Corporation shall be accompanied by (a) the written consent of each nominee to serve as director of the Corporation if so elected, (b) a confirmation or a certified representation or attestation of the applicable governmental authorities or other evidence satisfactory to the Board of Directors that the proposed nomination and election of such nominee would not violate any applicable state or federal laws, rules or regulations applicable to depository institutions or depository institution holding companies, including, but not limited to, the Bank Holding Company Act of 1956, the Change in Bank Control Act of 1978, the Texas Banking Act, and all rules and regulations promulgated thereunder (“Applicable Banking Laws”), (c) evidence satisfactory to the Board of Directors that all approvals, non-objections, and non-control determinations required under Applicable Banking Laws for the proposed nomination or election of such nominee to the Board of Directors have been obtained, and (d) an executed agreement, in a form deemed satisfactory by the Board of Directors, by each nominee that such nominee has read and agrees, if elected, to adhere to the Corporation’s Corporate Governance Guidelines, Code of Conduct and any other Corporation policies and guidelines applicable to directors.
At the meeting of shareholders, the Chairman shall declare out of order and disregard any nomination or other matter not presented in accordance with this section.
This Article II, Section 4 shall be the exclusive means for a shareholder to make nominations of persons for election as a director of the Corporation or provide notice of the shareholder’s intent to bring other business before a meeting of shareholders (other than proposals brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws).
Section 5.    Compliance with Procedures. Notwithstanding anything in these Fourth Amended and Restated Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article II. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the annual meeting in accordance with the provisions of this Article II or otherwise, and if the Chairman should so determine, the Chairman shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.
Section 6.    Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends upon liquidation, special meetings of the shareholders of the Corporation may be called only by (i) the Secretary of the Corporation at the request in writing by a majority of the entire Board of Directors, (ii) the Chairman of the Board or (iii) the holders of not less than twenty percent (20%) of all shares entitled to vote in the election of directors at the meeting. Special meetings of the shareholders may be called at such place and on such date and at such time as fixed by the appropriate person calling such special meeting of the shareholders.

IBG Fourth Amended and Restated Bylaws    4

Section 7.    Notice of Meetings. Except as otherwise required by law, written or printed notice stating the place, day and hour of the meeting, whether annual or special, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer who acts as the President, the Secretary or the officer or person calling the meeting, to each shareholder of the Corporation of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at such shareholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. See also Article VII. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy without protesting, at the commencement of the meeting, the lack of proper notice to such shareholder, or who shall waive notice thereof as provided in Article VII, Section 2, of these Bylaws.
Section 8.    Business at Special Meetings. Only such business as is specified in the notice of any special meeting of the shareholders may come before such meeting.
Section 9.    Quorum; Adjourned Meetings. Except as required by law or by the Amended and Restated Certificate of Formation of the Corporation (the “Amended and Restated Certificate”), the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote, which if any vote is to be taken by classes shall mean the holders of a majority or the votes entitled to be cast by the shareholders of each such class, represented in person or by proxy, shall constitute a quorum at meetings of shareholders of the Corporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders of the Corporation, the holders of a majority of the votes entitled to be cast by such shareholders, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, if the time and place to which the meeting is adjourned are announced at such meeting, unless the adjournment is for more than thirty (30) days or, after adjournment, a new record date is fixed for the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called.
Section 10.    Voting. Except as otherwise provided by law or by the Amended and Restated Certificate, each shareholder of record of shares of any class or series of capital stock of the Corporation having a preference over the common stock of the Corporation as to dividends or upon liquidation shall be entitled on each matter submitted to a vote at each meeting of shareholders to such number of votes for each share of such stock as may be fixed in the Amended and Restated Certificate or in the resolution or resolutions adopted by the Board of Directors providing for the establishment of such stock, and each shareholder of record of common stock shall be entitled at each meeting of shareholders to one vote for each share of common stock, in each case, registered in such shareholder’s name on the books of the Corporation:
(a)    on the date fixed pursuant to Section 6 of Article VIII of these Bylaws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting; or

IBG Fourth Amended and Restated Bylaws    5

(b)    if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
A shareholder may vote in person or by proxy executed in writing by the shareholder or by such shareholder’s duly authorized attorney-in-fact. Each shareholder entitled to vote at any meeting of shareholders may authorize not in excess of three persons to act for such shareholder by a proxy signed by such shareholder or such shareholder’s attorney-in-fact. Any such proxy shall be delivered to the Secretary at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No proxy shall be valid after eleven (11) months from the date of its execution. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.
At each meeting of the shareholders at which a quorum is present or represented, all corporate actions to be taken by vote of the shareholders shall be authorized by a majority of the votes cast by the shareholders entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the shareholders of such class, present in person or represented by proxy, shall be the act of such class, unless, in each case, as otherwise required by law and except as otherwise provided in the Amended and Restated Certificate or these Bylaws. Each vote of the shareholders shall be by written ballot. Each ballot shall be signed by the shareholders who are voting, or by such shareholder’s proxy, and shall state the number of shares voted.
Section 11.    No Cumulative Voting. Cumulative voting in the election of directors is not allowed under the Amended and Restated Certificate.
Section 12.    Order of Business. At each meeting of the shareholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting, the Chairman of the Board, Vice Chairmen of the Board (in the order of their seniority if more than one), Chief Executive Officer (who serves as the President), Vice Presidents (in the order of their seniority if more than one) and Secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority, either before or during any meeting of shareholders, to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting, the opening and closing of the voting polls, the presentation, revocation and counting of proxies at the meeting with respect to issues to be presented, and all other aspects of any annual or special meeting of shareholders. The chairman’s determination of the rules and his interpretations thereof shall be in his reasonable discretion and shall be final, unless the Amended and Restated Certificate or these Bylaws, or resolution of the Board of Directors, or applicable law or regulation establishes rules governing a particular matter, in which case such provisions shall be dispositive.

IBG Fourth Amended and Restated Bylaws    6

Section 13.    List of Shareholders. The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of the shareholders of the Corporation, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder of the Corporation at any time during normal business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any shareholder during the whole time of the meeting and otherwise as required by law. The original stock transfer books of the Corporation shall be prima facie evidence as to the shareholders who are entitled to examine such list or transfer book or to vote at any such meeting of the shareholders of the Corporation.
Section 14.    Inspectors. Either the Board of Directors or, in the absence of a designation of inspectors by the Board, the chairman of any meeting of shareholders may, in its or such person’s discretion, appoint two or more inspectors to act at any meeting of shareholders. Such inspectors shall perform such duties as shall be specified by the Board or the chairman of the meeting. Inspectors need not be shareholders. No director or nominee for the office of director shall be appointed such inspector.
Section 15.    Participation in Meeting by Means of Communication Equipment. Shareholders may participate in and hold a meeting by means of conference telephone or similar communication equipment or another suitable electronic communications system (including, without limitation, video conferencing or the Internet), if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.
Article III.
BOARD OF DIRECTORS
Section 1.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority in the Amended and Restated Certificate, in these Bylaws or by statute expressly conferred upon them, the directors of the Corporation are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the Texas Business Organizations Code (“TBOC”), the Amended and Restated Certificate and these Bylaws.
Section 2.    Number of Directors. Except pursuant to the provisions of Article IV of the Amended and Restated Certificate relating to the rights of the holders of any class or series of stock having the right to elect a director by the vote solely of the holders of that class or series of stock, the number and class of directors of the Corporation shall be fixed from time to time by the affirmative vote of a majority of the entire Board of Directors or pursuant to these Bylaws.

IBG Fourth Amended and Restated Bylaws    7

Section 3.    Classes. The directors, other than those who may be elected by the holders of shares of any class or series of stock having the right to elect a director by the vote solely of the holders of that class or series of stock pursuant to the terms of Article IV of the Amended and Restated Certificate or any resolution or resolutions providing for the establishment of such class or series of stock adopted by the Board of Directors, shall be divided into three classes, with respect to the time for which they severally hold office, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial classifications and terms of the Board of Directors following the effective date of this Amended and Restated Certificate shall be as follows:
(a)    the terms of the Class I directors will initially expire at the annual meeting of shareholders to be held in 2014;
(b)    the terms of the Class II directors will initially expire at the annual meeting of shareholders to be held in 2015; and
(c)    the terms of the Class III directors will initially expire at the annual meeting of shareholders to be held in fiscal year 2016.
Section 4.    Advance Notice of Nominations. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in Article III, Section 9 of these Bylaws.
Section 5.    Terms of Office. A director shall hold office until the annual meeting of shareholders for the year in which his or her respective term expires and until his or her respective successor shall be elected and shall be qualified or until or her earlier death, resignation, retirement, disqualification or removal from office.
Section 6.    Election of Directors. Subject to the rights of the holders of any class or series of capital stock having the right to elect a director by the vote solely of the holders of that class or series of stock, at each succeeding annual meeting of shareholders beginning in 2014, successors to the class of directors whose term expires at that meeting shall be elected for a three-year term. Subject to the rights of the holders of any class or series of capital stock having the right to elect a director by the vote solely of the holders of that class or series of stock, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class to as nearly as possible to one-third (⅓) of the total number of directors, but in no case will a decrease in the number of directors shorten the term of any incumbent director. As determined by the Board of Directors, the annual meeting of shareholders should be held each year, to the extent practicable, to ensure that the terms of office of each director shall be approximately three (3) complete years in length. Each director shall be at least twenty-one (21) years of age. Directors need not be shareholders of the Corporation.
Directors shall be elected by an affirmative majority of the votes cast by the shares entitled to vote who are present, in person or by proxy, and entitled to vote on the election of directors at any such meeting of shareholders at which a quorum is present. For purposes of the preceding sentence, a majority of the votes cast means that the number of shares voted “for” a director must exceed the

IBG Fourth Amended and Restated Bylaws    8

number of shares “against” that director, with “abstentions” and “broker non-votes” not counted as votes cast with respect to the director. A director who does not receive a majority of votes cast and is therefore not elected shall tender his/her resignation as a director to the Corporate Governance and Nominating Committee. Notwithstanding the foregoing, in a contested election, the persons receiving a plurality of the votes cast shall be elected directors. An election shall be considered contested if the Secretary of the Corporation receives a timely notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for director set forth in the Bylaws, and such nomination has not been withdrawn by such shareholder on or prior to the 10th day before the applicable shareholder meeting.
Section 7.    Vacancies. Any vacancy on the Board of Directors occurring between annual meetings of shareholders, including up to two (2) newly created directorships, may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors in such class shall hold office for a term ending with the next election of directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.
Section 8.    Removal of Directors. Subject to the rights of the holders of any class or series of capital stock having the right to elect a director by the vote solely of the holders of that class or series of stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors (“Voting Stock”), voting together as a single class.
Section 9.    Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Texas as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
Section 10.    Quorum and Manner of Acting. Except as otherwise provided by law, the Amended and Restated Certificate or these Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as otherwise provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. Notice of any adjourned meeting shall be given as set forth in Section 13 of this Article III. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called and noticed.
Section 11.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting that would otherwise be held on that day shall be held at the same hour on the next succeeding day not a legal holiday.

IBG Fourth Amended and Restated Bylaws    9

Section 12.    Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the Chief Executive Officer or by the Secretary upon the request of a majority of the directors.
Section 13.    Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to such director at such director’s residence or usual place of business, at least three (3) days before the day on which the meeting is to be held or shall be sent to such director at such place by electronic transmission (email) or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place, but need not state the purpose of the meeting.
Section 14.    Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Amended and Restated Certificate or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.
Section 15.    Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and converse with each other, and such participation in a meeting shall constitute presence in person at such meeting.
Section 16.    Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or of such committee.
Section 17.    Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Article IV.
BOARD COMMITTEES
Section 1.    Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate from among its members one or more committees and shall designate such committee as shall be required by applicable law or the listing requirements of any national securities exchange on which securities of the Corporation are listed for trading (the “Listing Rules”), each of which shall, except as otherwise prescribed by applicable law or the Listing Rules,

IBG Fourth Amended and Restated Bylaws    10

have such authority of the Board as the Board may specify in the resolutions designating such committee or in the charter of such committee adopted by the Board. A majority of all the members of each such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board or such committee, if so authorized by its charter, shall have power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any such committee, or any member thereof, either with or without cause.
Section 2.    Procedure; Meetings; Quorum. Regular meetings of any committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board shall be called at the request of any member thereof. Notice of each special meeting of any committee of the Board shall be sent by mail, electronic transmission (email) or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of any committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present at such meeting, unless a member attends the meeting for the purpose of protesting, prior to its commencement, that the meeting is not proper. Notice of any adjourned meeting of any committee of the Board need not be given. Each committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Amended and Restated Certificate or these Bylaws for the conduct of its meetings as such committee of the Board may deem proper. A majority of the members of each committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. The Board may fill any vacancy on any committee. Each committee of the Board of Directors shall keep written minutes of its proceedings, a copy of which is to be filed with the Secretary of the Corporation, and such committee shall report on such proceedings to the Board.
Article V.
OFFICERS
Section 1.    Number; Term of Office; Compensation. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Chairmen, a Chief Risk Officer, a Chief Lending Officer, a Chief Financial Officer (who shall also be the Treasurer unless a separate office of Treasurer is later established by the Board), a Secretary, one or more Vice Presidents, any of which may be designated as Executive or Senior Vice President, or such other designation (such as Assistant Secretary or Assistant Treasurer) as deemed appropriate, from time to time, by the Board of Directors, and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as provided in these Bylaws or as the Board of Directors may from time to time determine, and each to hold office for such term as may be prescribed by the Board of Directors and as to those offices as determined to be mandatory under the provisions hereof until such person’s successor shall have been chosen and shall qualify, all until any of such

IBG Fourth Amended and Restated Bylaws    11

person’s death or resignation or until such person’s removal in the manner hereinafter provided. The Chairman of the Board, the Chief Executive Officer, and the President shall be elected from among the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Amended and Restated Certificate or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any superior officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person’s duties. The Board shall establish the salaries of the officers of the Corporation.
Section 2.    Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof, or, except in the case of the Chairman, Chief Executive Officer, or President by any committee of the Board or superior officer upon whom such power may be conferred by the Board.
Section 3.    Resignation. Subject at all times to the right of removal as provided in Section 2 of this Article V, any officer may resign at any time by giving notice to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided that the Chief Executive Officer or, in the event of the resignation of the Chief Executive Officer, the Board of Directors may designate an effective date for such resignation that is earlier than the date specified in such notice, but which is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.    Vacancies. A vacancy in any office because of death, resignation, retirement, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.
Section 5.    Chairman of the Board. The Chairman of the Board shall, if present, preside at meetings of the Board of Directors and, if present, and in the absence of the Chief Executive Officer, preside at meetings of the shareholders. The Chairman of the Board shall counsel with and advise the Chief Executive Officer and perform such other duties as the Chief Executive Officer or the Board may from time to time determine. The Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.
Section 6.    Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation. As such, the Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation and its subsidiaries, subject to the control of the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board, preside at meetings of the Board. The Chief Executive Officer shall perform such other duties as the Board may from time to time determine. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts

IBG Fourth Amended and Restated Bylaws    12

or other instruments authorized by the Board or any committee thereof empowered to authorize the same. The Chief Executive Officer, or his or the Board’s designee, shall vote all securities held by the Corporation.
Section 7.    President. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall, if present, preside at meetings of the Board of Directors. When so acting, the President shall have the powers, and be subject to all the restrictions on, the Chairman of the Board. The President shall, when requested, counsel with and advise the Chief Executive Officer, the Chairman of the Board, and other officers of the Corporation and shall perform such other duties as may be agreed upon with them or as the Board may from time to time determine. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.
Section 8.    Chief Operating Officer. The Chief Operating Officer of the Corporation shall have general supervision over the operations of the Corporation and its subsidiaries, subject to the direction of the Chief Executive Officer, the Chairman of the Board or the Board of Directors. The Chief Operating Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.
Section 9.    Vice Chairman. Each Vice Chairman shall, when requested, counsel with and advise the Chairman of the Board, the Chief Executive Officer, the President and other officers of the Corporation and shall perform such other duties as may be agreed upon with them or as the Board may from time to time determine. Each Vice Chairman may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, or other instruments authorized by the Board or any committee thereof empowered to authorize the same.
Section 10.    Chief Risk Officer. The Chief Risk Officer of the Corporation shall have general supervision over the risk profile, loan underwriting and credit administration and risk management of the Corporation and its subsidiaries, subject to the direction of the Chief Executive Officer, the Chairman of the Board or the Board of Directors. The Chief Risk Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.
Section 11.    Chief Lending Officer. The Chief Lending Officer of the Corporation shall have general supervision over the lending operations, practices and procedures of the Corporation and its subsidiaries, subject to the direction of the Chief Executive Officer, the Chairman of the Board or the Board of Directors. The Chief Lending Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.
Section 12.    Chief Financial Officer. The Chief Financial Officer of the Corporation shall have general supervision over the financial operations of the Corporation and its subsidiaries, subject to the direction of the Chief Executive Officer, the Chairman of the Board or the Board of Directors. The Chief Financial Officer shall also perform all duties incident to the office of Treasurer

IBG Fourth Amended and Restated Bylaws    13

(unless a separate office of Treasurer is later established by the Board). The Chief Financial Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.
Section 13.    Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the Chief Executive Officer, the Chairman of the Board or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.
Section 14.    Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board of Directors and the shareholders and to attend and record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall have the right to countersign documents and instruments and shall be custodian of the seal of the Corporation and shall affix the seal or cause to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provision of these Bylaws. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Chief Executive Officer, the Chairman of the Board or the Board of Directors.
Section 15.    Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers and the Assistant Secretaries shall perform such duties as shall be assigned to them by the Chief Financial Officer (who acts as the Treasurer) or Secretary, respectively, or by the Chief Executive Officer, the Chairman of the Board or the Board of Directors.
Article VI.
INDEMNIFICATION
Section 1.    Mandatory Indemnification. At any time during which this Article VI and Article VI to the Amended and Restated Certificate are in effect, the Corporation shall indemnify any person who was, is, or is threatened to be made, a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, manager, managing member, venturer, proprietor, trustee, employee, agent or similar functionary (each, a “Corporate Functionary”) of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, in each of those capacities, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding to the fullest extent permitted under the TBOC, the Amended and Restated Certificate and these Bylaws, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation

IBG Fourth Amended and Restated Bylaws    14

to provide broader indemnification rights than such law permitted the Corporation to provide immediately prior to such amendment), and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or to serve in any of such other capacities at the time the indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought. As used in this Article VI, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, any inquiry or investigation that could lead to such an action, suit, or proceeding.
Section 2.    Permissive Indemnification. The Corporation may, in the sole and absolute discretion of the Board of Directors of the Corporation, also indemnify any employee or agent of the Corporation against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a proceeding to the fullest extent permitted by the TBOC, the Amended and Restated Certificate and these Bylaws, as the same exist or may hereafter be amended.
Section 3.    Advancement of Expenses. Each indemnitee under Section 1 of this Article VI shall have the right to be paid by the Corporation expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by such indemnitee in defending any proceeding in advance of its final disposition to the maximum extent permitted under the TBOC, the Amended and Restated Certificate and these Bylaws, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader advancement of expenses than such law permitted the Corporation to provide immediately prior to such amendment), subject only to such written affirmation or undertaking as may be required to be furnished by the claimant under the TBOC.
Section 4.    Indemnitee Rights. The rights under this Article VI shall be contractual and as such shall inure to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article VI is in effect. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the other provisions of this Article VI, to the extent that a director, officer or Corporate Functionary of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1 of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 5.    Determination of Indemnification. Any indemnification under Section 1 or Section 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, Corporate Functionary, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in the TBOC. Such determination shall be made (i) by the Board of Directors or a committee thereof by a majority vote of a quorum consisting of directors who are disinterested and independent and were not parties to such proceeding, or (ii) if

IBG Fourth Amended and Restated Bylaws    15

such a quorum is not obtainable, or, even if obtainable a quorum of disinterested and independent directors so directs, by independent legal counsel in a written opinion or (iii) by the shareholders. The Corporation shall not indemnify any persons enumerated in Section 1 of this Article VI against expenses, penalties or other payments incurred in respect of an administrative proceeding or action instituted by an appropriate bank regulatory agency if such proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Corporation, except that in this instance, the Corporation may indemnify for reasonable expenses actually incurred in connection with such proceeding. In addition, no indemnification will be made of any person pursuant to this Article VI if any banking regulatory agency, in connection with a review of such indemnification, determines through appropriate administrative action that such indemnification shall not be made.
Section 6.    Nonexclusivity. The rights conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Amended and Restated Certificate, these Bylaws, resolution of shareholders or disinterested directors, agreement or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
Section 7.    Claims for Indemnification: If a claim for indemnification or advancement of expenses hereunder or under the provision of Article VI of the Amended and Restated Certificate is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the TBOC or Section 5 of this Article VI, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor any actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advance is not permissible.
Section 8.    Insurance. The Corporation may purchase or maintain insurance on behalf of any Corporate Functionary against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as a Corporate Functionary, whether or not the Corporation would have the power to indemnify him or her against the liability under the TBOC, the Amended and Restated Certificate or these Bylaws; provided, however, that if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or arrangement, the Corporation may, for the benefit of persons indemnified by the

IBG Fourth Amended and Restated Bylaws    16

Corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnification obligation by grant of any security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Corporation or its affiliates or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Corporation. In the absence of fraud, the judgment of the Board as to the terms and conditions of such insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive, and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in approving such insurance or other arrangement shall be beneficiaries thereof.
Section 9.    Witnesses. Notwithstanding any other provisions of this Article VI, the Corporation shall pay or reimburse expenses incurred by any director, officer, employee or agent in connection with such person’s appearance as a witness or other participation in a proceeding at a time when such person is not a named defendant or respondent in such proceeding.
Section 10.    Repeal or Amendment. Any amendment, modification, alteration or repeal of this Article VI that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an officer, director or Corporate Functionary or his or her respective successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual alleged state of facts, occurrence, action or omission.
Section 11.    Definitions of Certain Terms. For purposes of this Article VI, (a) references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “other enterprises” shall include employee benefit plans; (c) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent, including with respect to an employee benefit plan, its participants or beneficiaries.

IBG Fourth Amended and Restated Bylaws    17

Article VII.
NOTICES
Section 1.    Whenever required by law, the Amended and Restated Certificate or these Bylaws, notice is to be given to any shareholder, director or committee member and if no provision is made as to how notice is to be given, notice may be given in writing, by mail, postage prepaid, addressed to the shareholder, director or committee member at the address that appears on the books of the Corporation or by any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time it is deposited in the United States mail with postage thereon prepaid. Notice to shareholders, directors or committee members may also be given by a nationally recognized overnight delivery or courier service and will be deemed delivered when the notice is received by the proper recipient, or, if earlier, one day after the notice is sent by the overnight delivery or courier service. Notice from the Corporation may also be given to any shareholder, director or committee member of the Corporation by electronic transmission. Such shareholder, director or committee member may specify the form of electronic transmission to be used to communicate notice. Notice by electronic transmission is deemed to be given when the notice is (i) transmitted to a facsimile number provided by such shareholder, director or committee member for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the shareholder, director or committee member for the purpose of receiving notice; (iii) posted on an electronic network, and a message is sent to the shareholder, director or committee member at the address provided by the shareholder, director or committee member for the purpose of alerting the shareholder, director or committee member of a posting; or (iv) communicated to the shareholder, director or committee member by any other form of electronic transmission consented to by the shareholder, director or committee member.
Section 2.    Whenever any notice is required to be given to any shareholder, director or committee member of the Corporation as required by law, the Amended and Restated Certificate, or these Bylaws, a written waiver signed by the person or persons entitled to notice or a waiver by electronic transmission by the person entitled to notice, given before or after the time stated in the notice, will be equivalent to giving the notice. Attendance of a shareholder, director or committee member at a meeting will constitute a waiver of notice of that meeting, except when the shareholder, director or committee member attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened or, in the case of a shareholder, the lack of proper notice to the shareholders. Neither the business to be transacted at a regular or special meeting of the Corporation’s shareholders, the Board or a committee of the Board nor the purpose of such a meeting is required to be specified in a written waiver of notice or a waiver by electronic transmission unless required by the Amended and Restated Certificate or these Bylaws.
Article VIII.
CAPITAL STOCK
Section 1.    Certificates for Shares. Certificates representing shares of stock of each class or series of stock of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board. The certificates representing shares of stock of

IBG Fourth Amended and Restated Bylaws    18

each class or series of stock shall be issued in consecutive order and shall be numbered in the order of their issue, shall be signed by, or in the name of, the Corporation by the Chairman of the Board or the Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the corporate seal of the Corporation, which may be by a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar, which countersignature may be manual or facsimile. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.
If the Corporation is authorized to issue shares of more than one class or series of stock, each certificate representing shares issued by the Corporation (i) shall conspicuously set forth on the face or back of the certificate a full statement of (A) all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and (B) if the Corporation is authorized to issue shares of any preferred or special class or series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or (ii) shall conspicuously state on the face or back of the certificate that (i)(A) the information required by clause (A) above is stated in the Corporation’s governing documents and (B) the Corporation will furnish a copy of such information to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office.
The Board of Directors may authorize the issue of some or all of the shares without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a record containing the information required on certificates by the TBOC.
The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.
The undersigned, being the duly elected and acting Secretary of the Independent Bank Group, Inc. (the “Corporation”) does hereby certify that (i) the above correction to Article II, Section 5 and (ii) the above clarification and amendment of Article VII, Section 1 of the Corporation’s Third Amended and Restated Bylaws was duly approved and adopted by the Board of Directors of the Corporation at a meeting duly called and held on April 18, 2013.
Section 2.    Transfer of Shares. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that

IBG Fourth Amended and Restated Bylaws    19

such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to who transferred.
Section 3.    Addresses of Shareholders. Each shareholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any shareholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person’s post office address, if any, as the same appears on the share record books of the Corporation or at such person’s last known post office address.
Section 4.    Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
Section 5.    Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.
Section 6.    Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired, in which case, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed for the determination of shareholders of the Corporation entitled to notice of or to vote at a

IBG Fourth Amended and Restated Bylaws    20

meeting of shareholders of the Corporation, or shareholders of the Corporation entitled to receive payment of a dividend on shares or of interest or principal on indebtedness, the close of business on the day next preceding the day on which notice of such meeting is given or, if notice is waived, at the close of business the day next preceding the day on which the meeting is held, or the date on which the resolutions of the Board of Directors declaring such dividend or authorizing such payment of principal or interest is adopted, as the case may be, shall be the record date for such determination of the shareholders of the Corporation.
Section 7.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 8.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Texas.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Unless otherwise provided in these Bylaws or by law, it shall not be mandatory that the corporate seal or its facsimile be impressed or affixed on any document executed on behalf of the Corporation.
Article IX.
AMENDMENT OF BYLAWS
Article X.    ANY BYLAW (OTHER THAN THIS BYLAW) MAY BE ADOPTED, REPEALED, ALTERED OR AMENDED, AND NEW BYLAW PROVISIONS MAY BE ADOPTED, BY A MAJORITY OF THE ENTIRE BOARD OF DIRECTORS AT ANY MEETING THEREOF, PROVIDED THAT SUCH PROPOSED ACTION IN RESPECT THEREOF SHALL BE STATED IN THE NOTICE OF SUCH MEETING AND ANY SUCH ACTION BY THE BOARD OF DIRECTORS SHALL BE EFFECTIVE WITHOUT THE NECESSITY FOR ANY APPROVAL OR RATIFICATION BY THE SHAREHOLDERS OF THE CORPORATION. THE SHAREHOLDERS OF THE CORPORATION SHALL HAVE THE POWER TO AMEND, ALTER OR REPEAL ANY PROVISION OF THESE BYLAWS ONLY BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OR MORE OF THE OUTSTANDING SHARES OF VOTING COMMON STOCK OF THE CORPORATION AT A MEETING OF THE SHAREHOLDERS CALLED FOR THIS PURPOSE (PROVIDED THAT NOTICE OF SUCH ADOPTION, REPEAL, ALTERATION OR AMENDMENT IS INCLUDED IN THE NOTICE OF SUCH MEETING.
MISCELLANEOUS
Section 1.    Execution of Documents. In addition to the authority granted in these Bylaws, the Board of Directors shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board may determine. In the absence of such

IBG Fourth Amended and Restated Bylaws    21

designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.
Section 2.    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.
Section 3.    Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as required in such instrument as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof empowered to authorize the same.
Section 4.    Dividends. the Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property or its own shares pursuant to law and subject to the provisions of the Amended and Restated Certificate.
Section 5.    Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.
Section 6.    Proxies in Respect of Stock or Other Securities of Other Corporations. In addition to the designation made to the Chief Executive Officer in Article V, Section 7, the Board of Directors may designate officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.
Section 7.    Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.
Section 8.    Headings. The headings used in these Bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these Bylaws.
Section 9.    Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

IBG Fourth Amended and Restated Bylaws    22

Section 10.    Reliance upon Books, Reports and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person’s duties, be protected to the fullest extent permitted by law in relying upon the records of the Corporation and upon information, opinion, reports or statements presented to the Corporation.
Section 11.    Application of Bylaws. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States or the State of Texas or of any other governmental body or power having jurisdiction over this Corporation, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.
(END OF BYLAWS)

IBG Fourth Amended and Restated Bylaws    23

These Bylaws were adopted by the Board of Directors of Independent Bank Group, Inc. on May 23, 2019, and to evidence such adoption of the Chief Executive Officer was ordered to execute same on behalf of the Corporation and the Secretary was ordered to Attest to the signature of the Chief Executive Officer.
INDEPENDENT BANK GROUP, INC.

By: /s/ David R. Brooks
David R. Brooks
Chairman and Chief Executive Officer
Attest:
/s/ Jan C. Webb_            _
Jan C. Webb, Executive Vice President and Secretary

IBG Fourth Amended and Restated Bylaws    24